================================================================================

                           SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                         Act of 1934 (Amendment No.  )

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                              NVIDIA Corporation
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

                              NVIDIA CORPORATION
                           2701 San Tomas Expressway
                         Santa Clara, California 95050

                               ----------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 15, 2001

TO THE STOCKHOLDERS OF NVIDIA CORPORATION:

   Notice Is Hereby Given that the 2001 Annual Meeting of Stockholders of NVIDIA Corporation, a Delaware corporation, will be held on Wednesday, August 15, 2001 at 2:00 p.m. local time at NVIDIA's corporate headquarters located at 2701 San Tomas Expressway, Santa Clara, California, for the following purposes:

  1. To elect three directors to hold office until the 2004 Annual Meeting of Stockholders;

  2. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 shares to 500,000,000 shares;

  3. To ratify the selection of KPMG LLP as our independent accountants for our fiscal year ending January 27, 2002; and

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on June 21, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        Christine B. Hoberg
                                        Secretary

Santa Clara, California
June    , 2001

All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                              NVIDIA CORPORATION
                           2701 San Tomas Expressway
                         Santa Clara, California 95050

                               ----------------

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                                August 15, 2001

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of NVIDIA Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on August 15, 2001 at 2:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our corporate headquarters located at 2701 San Tomas Expressway, Santa Clara, California. We intend to mail this proxy statement and accompanying proxy card on or about June [---], 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of NVIDIA. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on June 21, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 21, 2001, we had outstanding and entitled to vote
[              ] shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our corporate Secretary at our principal executive office, 2701 San Tomas Expressway, Santa Clara, California 95050, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal or nomination for director for approval at this year's annual meeting is no later than June 11, 2001.

   The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders
pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 is            ,
2002. If a stockholder proposal or nomination for director is not submitted in time for inclusion in the written proxy materials, such matter may be submitted for stockholder approval at the annual meeting if it is submitted no earlier than the close of business on April 17, 2002 and no later than the close of business on May 17, 2002. You are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  Proposal 1

                             Election Of Directors

   Our Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board is presently composed of seven members. There are three directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual
Meeting

   James C. Gaither, age 63, has served as a director of NVIDIA since December 1998. Mr. Gaither is a managing director of Sutter Hill Ventures, a venture capital investment firm. He is also senior counsel to the law firm of Cooley Godward LLP and was a partner of the firm from 1971 until July 2000. Prior to beginning his law practice with the firm in 1969, Mr. Gaither served as a law clerk to The Honorable Earl Warren, Chief Justice of the United States, Special Assistant to the Assistant Attorney General in the United States Department of Justice and Staff Assistant to the President of the United States, Lyndon Johnson. Mr. Gaither is a former president of the Board of Trustees at Stanford University and is a member of the Board of Directors of The William and Flora Hewlett Foundation, and the James Irvine Foundation. Mr. Gaither currently serves on the Board of Directors of Basic American, Inc., a food processing company, Blue Martini, Inc., a customer interaction company, Levi Strauss & Company, a manufacturer and marketer of brand-name apparel, and Siebel Systems, Inc., an e-business application software provider. Mr. Gaither holds a B.A. in Economics from Princeton University and a J.D. degree from Stanford University.

   Jen-Hsun Huang, age 38, co-founded NVIDIA in April 1993 and has served as its President, Chief Executive Officer and a member of the Board of Directors since its inception. From 1985 to 1993, Mr. Huang was employed at LSI Logic Corporation, a computer chip manufacturer, where he held a variety of positions, most recently as Director of Coreware, the business unit responsible for LSI's "system-on-a-chip" strategy. From 1984 to 1985, Mr. Huang was a microprocessor designer for Advanced Micro Devices, a semiconductor company. Mr. Huang holds a B.S.E.E. degree from Oregon State University and an M.S.E.E. degree from Stanford University.

   A. Brooke Seawell, age 53, has served as a director of NVIDIA since December 1997. Mr. Seawell has been a general partner of Technology Crossover Ventures since February 2000. Mr. Seawell acted as an independent consultant to several technology companies from 1999 to 2000. From 1997 to 1998, Mr. Seawell was Executive Vice President of NetDynamics, Inc., an Internet application server software company. From 1991 to 1997, Mr. Seawell was Senior Vice President and Chief Financial Officer of Synopsys, Inc., an electronic design automation software company. Mr. Seawell also serves on the Board of Directors of Informatica Corporation, a data integration software company, and several privately held companies. Mr. Seawell holds a B.A. degree in Economics and an M.B.A. degree in Finance from Stanford University.

                       The Board of Directors Recommends
                        A Vote FOR Each Named Nominee.

Directors Continuing in Office Until the 2002 Annual Meeting

   Harvey C. Jones, age 48, has served as a director of NVIDIA since November 1993. Mr. Jones is the Chairman of the Board of Tensilica Inc., a privately-held company he co-founded in 1997. Tensilica designs and licenses application-specific microprocessors for use in high volume embedded systems. From December 1987 through February 1998, Mr. Jones held various positions at Synopsys, Inc., a developer of electronic design automation software, where he served as President through December 1992, as Chief Executive Officer until January 1994 and as Executive Chairman of the Board until February 1998. Prior to joining Synopsys, Mr. Jones served as President and Chief Executive Officer of Daisy Systems Corporation, a computer-aided engineering company that he co-founded in 1981. Mr. Jones currently serves on the Board of Directors of Remedy Corporation, an enterprise software company, Simplex Solutions, a deep submicron circuit verification company and Numerical Technology Corporation, an integrated circuit technology and software company. Mr. Jones holds a B.S. degree in Mathematics and Computer Sciences from Georgetown University and an M.S. degree in Management from Massachusetts Institute of Technology.

   William J. Miller, age 55, has served as a director of NVIDIA since November 1994. From April 1996 through October 1999, Mr. Miller was Chief Executive Officer and Chairman of the Board of Avid Technology, Inc., a provider of digital tools for multimedia. Mr. Miller also served as President of Avid Technology from September 1996 through October 1999. From March 1992 to October 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation, a mass storage company. He was a member of the Board of Directors, and Chairman thereof, from, respectively, May 1992 and September 1993 to August 1995. From 1981 to March 1992, he served in various positions at Control Data Corporation, a supplier of computer hardware, software and services, most recently as Executive Vice President and President, Information Services. Mr. Miller serves on the Board of Directors of Waters Corporation, a scientific instrument manufacturing company and on the Board of Directors of ESPS, Inc., a provider of software for renditioning and publishing complex documents. Mr. Miller holds a B.A. and a J.D. degree from the University of Minnesota.

Directors Continuing in Office Until the 2003 Annual Meeting

   Tench Coxe, age 42, has served as a director of NVIDIA since June 1993. Mr. Coxe is a managing director of Sutter Hill Ventures, a venture capital investment firm. Prior to joining Sutter Hill Ventures in 1987, Mr. Coxe was Director of Marketing and MIS at Digital Communication Associates. Mr. Coxe also serves on the Board of Directors of Clarus Corporation, a software company, Copper Mountain Networks Inc., a provider of high-speed

DSL solutions, E-Loyalty Corp., a customer loyalty software firm, and several privately held companies. Mr. Coxe holds a B.A. degree in Economics from Dartmouth College and an M.B.A. degree from Harvard Business School.

   Mark A. Stevens, age 40, has served as a director of NVIDIA since June 1993. Mr. Stevens has been a managing member of Sequoia Capital, a venture capital investment firm, since March 1993. Prior to that time, beginning in July 1989, he was an associate at Sequoia Capital. Prior to joining Sequoia, he held technical sales and marketing positions at Intel. Mr. Stevens currently serves on the Board of Directors of MP3.com, Inc., an online music company, Pixelworks, Inc., a fabless semiconductor company developing image processors, Terayon Communication Systems, Inc., a broadband systems company, and several privately held companies. Mr. Stevens holds a B.S.E.E. degree, a B.A. degree in Economics and an M.S. degree in Computer Engineering from the University of Southern California and an M.B.A. degree from Harvard Business School.

Board Committees and Meetings

   During the fiscal year ended January 28, 2001, the Board held five (5) meetings and acted by unanimous written consent five (5) times. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee meets with our independent accountants at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent accountants to be retained and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee consists of three non-employee directors: Messrs. Miller, Seawell and Stevens. The Audit Committee was formed upon the effectiveness of NVIDIA's initial public offering on January 21, 1999. It met five (5) times during the fiscal year ended January 28, 2001. Messrs. Miller and Stevens are independent directors, as specified under the Nasdaq independence standards. Mr. Seawell served as interim Chief Financial Officer during a portion of the fourth quarter of fiscal 1999, prior to the date that Christine Hoberg, our Chief Financial Officer, joined NVIDIA.
Mr. Seawell was asked to serve in this temporary position due to his extensive finance and accounting background, including a B.A. degree in Economics and an M.B.A. degree in Finance from Stanford University, and his service as Senior Vice President and Chief Financial Officer of Synopsys from 1991 to 1997. Mr. Seawell received in December 1998 in consideration for his service in this role, an option to purchase 64,100 shares of Common Stock at an exercise price of $3.50 per share. As a result of this option grant, under the Nasdaq standards Mr. Seawell is not currently classified as an independent director. However, in accordance with Nasdaq guidelines, the Board of Directors has unanimously determined that Mr. Seawell's background makes him highly qualified to be a member of the Audit Committee and that his service is in our best interest. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee has delegated to Jen-Hsun Huang, a director and our President and Chief Executive Officer, the ability to determine salaries, incentive compensation and stock option awards for employees below the vice president level. The Compensation Committee consists of three non-employee directors: Messrs. Coxe, Gaither and Jones. It acted by unanimous written consent five (5) times.

   During the fiscal year ended January 28, 2001, each Board member attended at least 75% of the aggregate meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

          Report of the Audit Committee of the Board of Directors/1/

   Effective January 31, 2000, the SEC adopted new rules and amendments to current rules relating to the disclosure of information about companies' audit committees. In large part, the new rules are based on recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The new rules require that, for all votes of stockholders occurring after December 15, 2000, the proxy statement must contain a report of the audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. Any such charter must be included as an attachment to the proxy statement at least once every three years. Our Board of Directors adopted the charter of the Audit Committee in May 2000 and amended the charter in May 2001. A copy of the amended charter is included in this proxy statement as Appendix A.

   In accordance with the Audit Committee's charter, the Audit Committee assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Management is responsible for our internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee has general oversight responsibilities with respect to our financial reporting and reviews the results and scope of the audit and other services provided by our independent auditors.

   In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

  .  methods used to account for significant unusual transactions;

  . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Audit Committee has received the written disclosures and the letter from our independent auditors, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from us.

   Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2001.

                                          Audit Committee

                                          William J. Miller
                                          A. Brooke Seawell
                                          Mark A. Stevens
--------
/1/ This Section is not "soliciting materials," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our past or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language in any such filing.

                                  Proposal 2

      Approval of Increase in Number of Authorized Shares of Common Stock

   The Board of Directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 shares to 500,000,000 shares.

   The additional Common Stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

   In addition to the 70,104,138 outstanding shares of Common Stock as of April 30, 2001, the Board has reserved 24,024,036 shares of Common Stock for issuance upon exercise of options and rights granted under NVIDIA's stock option and stock purchase plans and up to 3,235,897 shares of Common Stock for issuance upon conversion of outstanding convertible promissory notes.

   Although at present the Board of Directors has no plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business or product lines through the acquisition of other businesses or products. We could also use the additional shares of Common Stock that would become available for issuance if the proposal were adopted to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further stockholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed towards NVIDIA), you should be aware that approval of this proposal could facilitate our future efforts to deter or prevent changes in control of NVIDIA, including transactions in which you might otherwise receive a premium for your shares over then-current market prices.

   Our audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations and certain supplementary financial information are incorporated by reference from our Annual Report on Form 10-K, including any amendment, for the fiscal year ended January 28, 2001, as filed with the SEC.

   The affirmative vote of the holders of a majority of the shares of the Common Stock will be required to approve this amendment to our Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       The Board of Directors Recommends
                            A Vote FOR Proposal 2.

                                  Proposal 3

               Ratification of Selection of Independent Auditors

   The Board has selected KPMG LLP as our independent auditors for the fiscal year ending January 27, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since April 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in your or NVIDIA's best interests.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   Audit Fees. During the fiscal year ended January 28, 2001, the aggregate fees billed by KPMG LLP for the audit of our financial statements for such fiscal year and for the review of our interim financial statements were $263,000.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended January 28, 2001, there were no fees billed by KPMG LLP for information technology consulting.

   All Other Fees. During fiscal year ended January 28, 2001, the aggregate fees billed by KPMG LLP for professional services other than audit and information technology consulting fees were $724,000. Other professional fees primarily consisted of services related to (i) our statutory audit requirements, (ii) income tax review, (iii) assistance with our acquisitions activity, (iv) tax strategy and planning, and (v) SEC filings.

   The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

                       The Board of Directors Recommends
                            A Vote FOR Proposal 3.

        Security Ownership of Certain Beneficial Owners And Management

   The following table sets forth certain information regarding ownership of NVIDIA's Common Stock as of April 30, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and
(iv) all those known by us to be beneficial owners of more than five percent of our outstanding Common Stock.

                                                 Beneficial Ownership (1)
                                                 ---------------------------
                                                   Number of       Percent
Beneficial Owner                                    Shares        of Total
----------------                                 --------------- -----------
Jen-Hsun Huang (2)(3)...........................       5,556,186         7.9%
Jeffrey D. Fisher (2)(4)........................         302,595           *
Christine B. Hoberg (2)(5)......................          42,473           *
Chris A. Malachowsky (2)(6).....................       4,308,250         6.1%
Curtis R. Priem (2)(7)..........................       5,861,525         8.3%
Tench Coxe (2)(8)...............................         576,918           *
James C. Gaither (2)(9).........................         101,152           *
Harvey C. Jones (2)(10).........................         484,602           *
William J. Miller (2)(11).......................         207,500           *
A. Brooke Seawell (2)(12).......................         190,000           *
Mark A. Stevens (2)(13).........................         213,936           *
FMR Corporation(14).............................      10,221,168        14.6%
 Edward C. Johnson 3d and Abigail P. Johnson
 82 Devonshire Street
 Boston, MA 02109
Janus Capital Corporation(15)...................       4,744,851         6.8%
 Thomas H. Bailey
 100 Fillmore Street
 Denver, CO 80206-4923
All current directors and executive officers as
 a group (11 persons) (16)......................      17,991,737        24.8%

--------
  * Represents beneficial ownership of less than 1% of the outstanding shares of NVIDIA's Common Stock.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 70,104,138 shares of Common Stock outstanding on April 30, 2001. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are exercisable within 60 days are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) The address for each of these persons is c/o NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, CA 95050.

 (3) Includes 4,264,800 shares of Common Stock held by The Jen-Hsun and Lori Huang Living Trust dated May 1, 1995, of which Mr. Huang is the trustee, and 501,200 shares of Common Stock held by J. and L. Huang Investments, L.P., of which Mr. Huang and his wife are general partners. Also includes 800,000 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

 (4) Includes 39,000 shares of Common Stock held by Jeffrey D. Fisher, as custodian for his three minor children under the Uniform Gifts to Minors Act. Also includes 47,120 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

 (5) Includes 36,876 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

 (6) Includes 3,270,000 shares of Common Stock held by The Chris and Melody Malachowsky Living Trust dated October 20, 1994, of which Mr. Malachowsky is the trustee, and 477,000 shares of Common Stock held by Malachowsky Investments L.P., of which Mr. Malachowsky and his wife are general partners. Also includes 411,250 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

 (7) Includes 54,000 shares of Common Stock held by The Priem Family CRT and 4,309,400 shares held by the Priem Family Foundation. Mr. Priem is the president of the Priem Family Foundation. Mr. Priem disclaims beneficial ownership of the shares of Common Stock held by the Priem Family Foundation. Also includes 408,125 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

 (8) Includes 481,918 shares of Common Stock held in a retirement trust over which Mr. Coxe exercises voting and investment power. Includes 95,000 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

 (9) Includes 34,902 shares of Common Stock held by Cooley Godward LLP, of which Mr. Gaither is a partner. Mr. Gaither disclaims beneficial ownership of such shares held by such entity, except to the extent of his pecuniary interest therein. Also includes 66,250 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

(10) Includes 95,000 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

(11) Includes 82,500 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

(12) Includes 190,000 shares of Common Stock issuable upon exercise of vested options within 60 days April 30, 2001.

(13) Includes 92,500 shares of Common Stock issuable upon exercise of vested options within 60 days of April 30, 2001.

(14) According to a Schedule 13G jointly filed on February 14, 2001, FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson beneficially own and have sole dispositive power with respect to 10,221,168 shares of our common stock. The following FMR Corp. subsidiaries have beneficial ownership: Fidelity Management & Research Company, 9,790,198 shares, with Edward C. Johnson 3d, through his control of this entity, having sole dispositive power over such shares; Fidelity Management Trust Company, 346,520 shares, with Edward C. Johnson 3d and FMR Corp. each having sole dispositive power over such shares and sole voting power over 250,420 of such shares; and Fidelity International Limited, Pembroke Hall,
     42 Crowlane, Hamilton, Bermuda, 84,450 shares. Edward C. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is chairman of FMR Corp. and Ms. Johnson is a director of FMR Corp. The Johnson family represents 49% of the voting power of FMR Corp. The Johnson family has voting power over 39.89% of the voting shares of Fidelity International Limited. Mr. Johnson is also the chairman of Fidelity International Limited. Additional disclosure can be found in the 13G filing.

(15) According to a Schedule 13G filed on February 15, 2001, Janus Capital Corporation and Thomas H. Bailey beneficially own 4,744,851 shares of our common stock. Thomas H. Bailey owns approximately 12.2% of Janus Capital, serves as President and Chairman of the Board of Janus Capital, and may be deemed to have voting and dispositive power with respect to shares held by the managed portfolios of Janus Capital. Additional disclosure can be found in the 13G filing.

(16) Includes 2,324,621 shares issuable upon exercise of vested options held by all current directors and executive officers within 60 days of April 30, 2001. See footnotes (3)-(13).

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock or our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

   To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 28, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            Executive Compensation

Compensation of Directors

   Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Beginning in February 1998, upon the adoption of the 1998 Non-Employee Directors' Stock Option Plan (the "Directors Plan"), each director who is not an employee, consultant or an affiliate of NVIDIA or our affiliates receives automatic nonstatutory stock option grants. In July 2000, the Board of Directors amended the 1998 Plan to incorporate the automatic grant provisions of the Directors Plan into the 1998 Plan. The terms of the 1998 Plan, as they relate to non-employee directors, as well as the terms of the Directors Plan, are referred to in this discussion as the "Director Plan Provisions."

   Under the Director Plan Provisions, non-employee directors who are elected or appointed for the first time are automatically granted 100,000 non-qualified stock options ("Initial Grant"). On the day following each annual meeting, non-employee directors shall be granted an option to purchase 40,000 shares of common stock and each non-employee director who is a member of a Committee shall be granted an option to purchase 10,000 shares of common stock ("Annual Grant"); however, if the person has not been serving on the Board or committee since the prior year annual meeting, then the number of shares granted will be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as an non-employee director.

   Initial Grants vest monthly over a four-year period and become exercisable on the fourth anniversary of the date of grant. Options under the Annual Grant vest monthly over a one-year period and become exercisable on the one-year anniversary of the date of grant if the director has attended at least 75% of the regularly scheduled meetings. If the director fails to attend at least 75% of the regularly scheduled meetings, then options will vest annually over four years following the date of grant at the rate of 10% per year for the first three years and 70% for the fourth year such that the entire option will become exercisable on the four-year anniversary of the date of grant.

   The exercise price for options granted under the Director Plan Provisions is at least 100% of the fair market value on the date of grant. No option granted under such provisions may be exercised after the expiration of 10 years from the date it was granted. Options granted under the Director Plan Provisions generally are non-transferable except to family members, a family trust, a family partnership or a family limited liability company. However, an optionee may designate a beneficiary who may exercise the option following the optionee's death. An optionee whose service relationship with NVIDIA or any of our affiliates (whether as a non-employee director of ours or subsequently as an employee, director or consultant of ours or an affiliate of ours) ceases for any reason, may exercise vested options for the term provided in the option agreement (12 months generally, 18 months in the event of death).

   If we sell substantially all of our assets, or if we are involved in any merger or any consolidation in which we are not the surviving corporation, or if there is any other change in control, all outstanding awards under the

Director Plan Provisions either will be assumed or substituted for by any surviving entity. If the surviving entity does not assume or substitute for the NVIDIA awards, the awards will terminate if they are not exercised prior to any sale of assets, merger or consolidation.

   During the last three (3) fiscal years, options to purchase shares of our Common Stock were granted to non-employee directors. In December 1998, Mr. Seawell was granted an option to purchase 64,100 shares of the Company's Common Stock at an exercise price of $3.50 per share. In December 1998, Mr. Gaither received his Initial Grant of an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $3.50 per share. In June 1999, Annual Grants under the Director Plan Provisions were as follows: 50,000 shares to each of Messrs. Coxe, Jones, Seawell and Mr. Stevens; 40,000 shares to Mr. Miller; and 10,000 shares to Mr. Gaither, each at an exercise price of $8.19 per share. In July 2000, Annual Grants under the Director Plan Provisions were as follows: 50,000 shares to each of Messrs. Coxe, Gaither, Jones, Miller, Seawell and Stevens, each at an exercise price of $68.00 per share.

   As of April 30, 2001, options to purchase 600,000 shares of Common Stock were outstanding and no shares remained available for future grant under the Directors' Plan. Unless terminated sooner, the Directors' Plan will terminate in February 2008. Future grants to non-employee directors will be made under the Director Plan Provisions from shares available under our 1998 Equity Incentive Plan (the "1998 Plan"). Unless sooner terminated, the 1998 Plan will also terminate in February 2008.

   We have entered into indemnity agreements with each of our directors and executive officers. The form of indemnity agreement provides, among other things, that we will indemnify our executive officers and directors, under the circumstances and to the extent provided for in the indemnify agreements, for any and all expenses he or she may be required to pay in actions or proceedings because of his or her status as a director or executive officer of NVIDIA, to the fullest extent permitted by the Company's Bylaws and Delaware law.

Compensation of Executive Officers

   The following table shows for the fiscal years ended January 28, 2001, January 30, 2000 and January 31, 1999, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers receiving compensation in excess of $100,000 in fiscal year 2001 (the "Named Executive Officers").

                          Summary Compensation Table

                                                                Long Term
                                                               Compensation
                                  Annual Compensation             Awards
                                  -------------------------    ------------
                                                                Securities   All Other
Name and Principal        Fiscal   Salary                       Underlying  Compensation
Position                 Year (1)    ($)          Bonus ($)    Options (#)    ($) (1)
------------------       -------- ----------      ---------    ------------ ------------
Jen-Hsun Huang..........   2001   $ 400,000       $ 400,000(2)   800,000          --
 President and Chief
 Executive Officer         2000     300,000         300,000(3)         0          --
                           1999     257,692         200,000(4)   800,000       2,697(5)

Jeffrey D. Fisher.......   2001   $ 399,558(2)(6) $  42,083       80,000          --
 Executive Vice
 President,                2000     418,250(6)       23,600       42,000       2,357(5)
 Worldwide Sales           1999     198,683(6)           --      200,000          --

Christine B. Hoberg.....   2001   $ 200,000       $ 102,083(2)    50,000          --
 Chief Financial Officer   2000   $ 200,000          15,710            0          --
                           1999      30,384(7)           --      590,000          --

Chris A. Malachowsky....   2001   $ 209,000       $  84,583(2)    65,000          --
 Vice President,
 Engineering               2000     191,250          19,700            0          --
                           1999     183,461              --      500,000       2,505(5)

Curtis R. Priem.........   2001   $ 197,316       $  69,583(2)    30,000          --
 Chief Technical Officer   2000     180,000           8,700            0          --
                           1999     180,000              --      500,000       3,792(5)

--------
(1) Effective January 1, 1998, we changed our fiscal year-end financial reporting period from December 31 to January 31. Effective February 1, 1998, we changed our fiscal year end from January 31 to a 52- or 53-week year ending on the last Sunday in January.

(2) Partially paid in fiscal year 2002.

(3) Paid in fiscal year 2001.

(4) Paid in fiscal year 2000.

(5) Represents market value of commemorative gift of property, including income taxes incurred for such gift, received in recognition of five (5) years of service to NVIDIA.

(6) Includes sales commissions or $299,558, $318,280, and $98,683 in fiscal years 2001, 2000 and 1999, respectively.

(7) Ms. Hoberg joined NVIDIA in December 1998.

                       Stock Option Grants And Exercises

   We grant options to our executive officers under the 1998 Plan. As of April 30, 2001, options to purchase a total of 4,378,414 shares were outstanding under the 1998 Plan and options to purchase 17,138,908 shares remained available for grant thereunder.

   The following tables show for the fiscal year ended January 28, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       Option Grants In Last Fiscal Year

                           Individual Grants
                         ---------------------
                                                                    Potential Realizable
                         Number of  % of Total                        Value at Assumed
                         Securities  Options                       Annual Rates of Stock
                         Underlying Granted to Exercise            Price Appreciation for
                          Options   Employees   Price                  Option Term (4)
                          Granted   in Fiscal   ($/Sh)  Expiration ----------------------
          Name             (#)(1)    Year (2)    (3)       Date      5% ($)     10% ($)
          ----           ---------- ---------- -------- ---------- ---------- -----------
Jen-Hsun Huang..........  800,000      7.42%    $18.53   01/31/10  $9,323,489 $23,627,551
Jeffrey D. Fisher.......   15,000      0.14%    $32.00   02/27/10     301,870     764,997
                           15,000      0.14%    $58.06   10/18/10     547,720   1,388,043
                           50,000      0.46%    $29.94   01/02/11     941,352   2,385,608
Christine B. Hoberg.....   50,000      0.46%    $29.94   01/02/11     941,352   2,385,608
Chris A. Malachowsky....   15,000      0.14%    $58.06   10/18/10     547,720   1,388,042
                           50,000      0.46%    $29.94   01/02/11     941,351   2,385,609
Curtis R. Priem.........   30,000      0.28%    $29.94   01/02/11     564,811   1,431,365

--------
(1) Initial option grants generally vest at a rate of 25% on the first anniversary of the vesting commencement date and 6.25% each quarter thereafter and have a term of 10 years. Subsequent option grants generally vest 6.25% per quarter from the date of grant.

(2) Based on an aggregate of 10,777,375 shares subject to options granted to persons who were employees in the fiscal year ended January 28, 2001, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board.

(4) The potential realizable value is calculated based on the term of the option at the time of grant (10 years). It is calculated assuming that the fair market value of NVIDIA's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

   This table sets forth for each Named Executive Officer the number and value of securities underlying unexercised options at January 28, 2001.

                                                       Number of Securities
                                                      Underlying Unexercised       Value of Unexercised In-the-Money
                            Shares      Value       Options at January 28, 2001     Options at January 28, 2001(1)
                         Acquired on   Realized  --------------------------------- ---------------------------------
Name                     Exercise (#)    ($)     Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
----                     ------------ ---------- --------------- ----------------- --------------- -----------------
Jen-Hsun Huang..........        --            --     670,000          930,000        $29,808,970      $33,739,830
Jeffrey D. Fisher.......    52,040    $3,178,126      42,208          227,752          1,801,624        8,228,271
Christine B. Hoberg.....   110,624     6,903,903      36,876          345,000          1,744,696       15,000,913
Chris A. Malachowsky....        --            --     344,687          220,313         16,209,531        8,411,694
Curtis R. Priem.........        --            --     343,750          186,250         16,209,531        7,994,204

--------
(1) Based on the difference between $50.81 (the fair market value of NVIDIA's common stock on January 26, 2001, the last trading day of the fiscal year) and the exercise price.

        Report of the Compensation Committee of the Board of Directors
                         on Executive Compensation/2/

Introduction

   Our executive compensation policies and practices are established and administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of three non-employee directors: Tench Coxe, James C. Gaither and Harvey C. Jones. The Committee's determinations regarding compensation of the Chief Executive Officer and other executive officers are reviewed with all the non-employee directors.

Philosophy

   The goals of the compensation program are: (1) to align the financial interests of the executive officers and other key employees with those of the stockholders; and (2) to provide a means for NVIDIA to attract, retain, and reward high-quality executives who contribute to our long-term success.

  . Our philosophy regarding base salaries for executives is conservative, with the goal of maintaining base salaries at the industry median for comparable companies.

  . We maintain semi-annual incentive bonus opportunities that are intended to motivate executives to achieve specific operating and strategic objectives. The combination of base and incentive bonus is targeted to bring total compensation to competitive levels.

  . We provide significant equity-based incentives for executives and other key employees to ensure they are motivated over the long-term to increase stockholder value and to contribute to our long-term growth.

Compensation Plans

   Our executive compensation comprises three elements, each of which is intended to support the overall compensation philosophy.
--------
2 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any past or future filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.

   Base Salary. We recognize the importance of maintaining compensation levels competitive with semiconductor and other leading technology companies with which we compete for talent. Base salary is targeted at the median level for companies in similar businesses of similar characteristics such as sales volume, capitalization and financial performance. We review with the Chief Executive Officer an annual salary plan for our executive officers (other than the Chief Executive Officer). The salary plan is modified as we deem appropriate upon our approval. The annual salary plan is developed based on an annual review of executive salaries at semiconductor and other comparable technology companies, including the Radford Survey. The industry group shown on NVIDIA's Performance Measurement Comparison Graph includes larger companies included in such compensation survey, as well as companies of comparable size within the fabless semiconductor sector. Such annual plan also takes into account past performance and expected future contributions of the individual executive.

   Bonus. We introduced a semi-annual incentive bonus plan in the second half of fiscal 2000, which provides bonus compensation to executives, based on achievement of specific financial performance targets. The plan is funded based on achieving a minimum threshold in operating margin and is distributed based on individual performance objectives.

   Long-Term Incentives. Long-term incentives have been in the form of stock options. We believe that equity-based compensation closely aligns the interests of executive officers with your interests as stockholders, by providing an incentive to manage NVIDIA with a focus on long-term strategic objectives set by the Board of Directors relating to growth and stockholder value. Stock options are granted under the 1998 Equity Incentive Plan. Stock options are granted at not less than fair market value and have value only if NVIDIA's stock price increases. The size of the option grant is determined based on competitive practices in the technology industry and our philosophy of significantly linking executive compensation with stockholder interests. Stock options vest in a series of installments over a four-year period, contingent upon the executives continued employment at NVIDIA. Options terminate 10 years after the date of grant. Subsequent grants are based on a number of factors, including individual performance, job level, expected future performance, and the competitive environment.

   Executive officers are also generally eligible to participate in NVIDIA's 1998 Employee Stock Purchase Plan. Participation levels in such Plan are at the discretion of each executive. However, as a result of applicable laws regarding stock ownership, Messrs. Huang, Malachowsky and Priem are not eligible to participate in this Plan.

   In fiscal 2001, we determined that each of executive officers should receive option grants. The table on page 13 reflects such grants. Out of a total of 10,777,375 options granted to employees under the 1998 Equity Incentive Plan and 2000 Nonstatutory Equity Incentive Plan in fiscal 2001, executive officers received grants for 1,025,000 shares, or approximately 9.5% of the total options granted to employees under the 1998 Equity Incentive Plan and the 2000 Nonstatutory Equity Incentive Plan in fiscal 2001.

   We believe the programs described above provide compensation that is competitive with comparable technology companies, that they link the interests of our executives together with yours as stockholders, and that they provide the basis for us to attract and retain qualified executives. We will continue to monitor the relationship among executive compensation, NVIDIA's performance and stockholder value.

Chief Executive Officer Compensation

   A process similar to that discussed above for executive officers determines compensation for Jen-Hsun Huang, the Chief Executive Officer. Following our review of compensation paid to Chief Executive Officers at other comparable technology companies, we increased Mr. Huang's base salary for fiscal 2001 from $300,000 to $400,000. In addition, Mr. Huang's fiscal 2001 bonus target was set at $400,000, based on achieving key financial and other strategic objectives. We determined that Mr. Huang achieved his objectives in fiscal 2001. For fiscal 2002, we determined to leave Mr. Huang's base salary at $400,000, and increased his annual bonus target to $600,000. The bonus, if any, that Mr. Huang will be paid for fiscal 2002 performance continues to be based on achieving key financial and other strategic objectives.

   In fiscal 2001, Mr. Huang was also granted an option to acquire 800,000 shares of common stock at an exercise price of $18.53, which was the fair market value of the stock on such date. This option vests on a quarterly basis over four years following the date of the grant. This grant was intended to continue to maintain the overall competitiveness of Mr. Huang's compensation package and strengthen the alignment of Mr. Huang's interests with those of our stockholders during a critical phase of NVIDIA's development.

   We intend to continue to monitor Mr. Huang's compensation level in light of his performance and the compensation levels of executives at comparable companies.

                                          Compensation Committee

                                          Tench Coxe
                                          James C. Gaither
                                          Harvey C. Jones

Compensation Committee Interlocks and Insider Participation

   For the fiscal year ended January 28, 2001, the Compensation Committee consisted of Messrs. Coxe, Gaither and Jones. No member of the Compensation Committee is an officer or employee of NVIDIA, and none of our executive officers serve as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Compensation Committee. Each of our directors, or their affiliated entities, other than Mr. Seawell, has purchased and holds NVIDIA securities.

   Mr. Gaither has provided legal services to NVIDIA since its inception. See "Certain Transactions."

   Performance Measurement Comparison The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our past or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.

   The following graph shows a comparison of total stockholder return of an investment of $100 in cash on January 22, 1999 (the date the Company's Common Stock began trading on the Nasdaq National Market) through January 26, 2001 (the last trading day of the Company's 2001 fiscal year) in (i) NVIDIA's Common Stock; (ii) the Hambrecht & Quist Technology Index; and (iii) the Nasdaq Stock Market (U.S.). Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

   AMONG NVIDIA CORPORATION, THE HAMBRECHT & QUIST TECHNOLOGY INDEX AND THE NASDAQ STOCK MARKET (U.S.)


                               [COMPARISON CHART]
CRSP Total Return Indices
Monthly Values as of January 31, 2001
Incorporates historical edits made through 01/31/01

                    Total Return       Total Return         Total Return
Date                Value NVIDIA       Value Nasdaq      Value for H&Q Tech
----                ------------       ------------      ------------------
01/29/99              100               100                     100
02/26/99              115.463158         91.0448862              88.9126504
03/31/99              111.189474         97.9340573              95.7739565
04/30/99               96.0526316       101.088859               99.382254
05/28/99               89.8              98.2891226             100.738768
06/30/99              100.663158        107.132818              113.400859
07/30/99              105.926316        105.200887              111.830492
08/31/99              148.031579        109.649548              117.180726
09/30/99              101.315789        109.800207              119.838832
10/29/99              116.452632        118.6005                132.40955
11/30/99              182.242105        133.030113              154.772829
12/31/99              247.042105        162.291016              196.109804
01/31/00              195.063158        156.284395              187.619321
02/29/00              336.842105        185.993469              239.802088
03/31/00              444.652632        182.162664              221.192916
04/28/00              469.084211        153.221986              197.305928
05/31/00              600.663158        134.738493              173.262924
06/30/00              669.084211        158.381373              198.302778
07/31/00              631.578947        149.803917              185.618815
08/31/00              835.526316        167.509739              218.319984
09/29/00              861.842105        145.753247              194.675039
10/31/00              654.115789        133.725617              176.952874
11/30/00              426.315789        103.094871              126.660283
12/29/00              344.905263         97.6665097             126.451776
01/31/01              543.421053        109.629334              144.593872

     * ASSUMES $100 INVESTED ON 1/22/99 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. THE LAST DAY ON WHICH STOCK WAS TRADED IN THE FISCAL YEAR ENDED JANUARY 28, 2001 WAS JANUARY 26, 2001.

                             Certain Transactions

   James C. Gaither, one of our directors and a member of our compensation committee, is Senior Counsel to Cooley Godward LLP, which has provided legal services to us since our inception.

   We have entered into indemnity agreements with each of our directors and executive officers. The form of indemnity agreement provides, among other things, that NVIDIA will indemnify such executive officer and director, under the circumstances and to the extent provided for therein, for any and all expenses he or she may be required to pay in actions or proceedings because of his or her status as a director or executive officer of NVIDIA, to the fullest extent permitted by the Company's Bylaws and Delaware law.

                                 Other Matters

Other Business

   We do not know of any other matters will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report On Form 10-K

   Our annual report on Form 10-K, as amended, for the year ended January 28, 2001, as filed with the SEC, is available electronically through our web site at http://www.nvidia.com. It is also available without charge upon written request to: Corporate Secretary, NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, California 95050. Copies may also be obtained electronically through the SEC's EDGAR database: http://www.sec.gov.

                                          By Order of the Board of Directors

                                          Christine B. Hoberg
                                          Secretary

June      , 2001

                                   Appendix A

                            Audit Committee Charter

                              NVIDIA CORPORATION
           Charter of the Audit Committee of the Board of Directors
                               adopted May 2000;
                               amended May 2001

I. Audit Committee Purpose

  . The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors.

  . Provide an avenue of communication among the independent auditors, management and the Board of Directors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

   Audit Committee members shall meet the requirements of the Nasdaq National Market. The Audit Committee shall comprise at least three directors as determined by the Board, none of whom shall be an employee and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors, in accordance with applicable Nasdaq requirements. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

   Audit Committee members shall be appointed by the Board.

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

  1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses, including the status of previous recommendations.

  4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

Independent Auditors
  5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6. Approve the fees and other significant compensation to be paid to the independent auditors.

  7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management and general audit approach.

  9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance

  11. On at least an annual basis, review with the Company's legal counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

  12. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                           CERTIFICATE OF AMENDMENT
                                      OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              NVIDIA CORPORATION
                           (a Delaware corporation)

   NVIDIA Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

   First: The name of the Corporation is NVIDIA Corporation.

   Second: The Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on February 24, 1998 under the name of NVIDIA Delaware Corporation.

   Third: The Board of Directors of the Corporation, acting in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

   "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Five Hundred Two Million (502,000,000) shares. Five Hundred Million (500,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two Million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

   Fourth: Thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

   Fifth: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

   In Witness Whereof, NVIDIA Corporation has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary in
Santa Clara, California this      day of May, 2001.

                                          NVIDIA Corporation

                                          -------------------------------------
                                          Jen-Hsun Huang
                                          President and Chief Executive
                                           Officer

Attest:

-------------------------------
Christine B. Hoberg
Secretary

                              NVIDIA CORPORATION

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS AUGUST 15, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jen-Hsun Huang and Christine B. Hoberg, or either of them, each with full power of substitution as proxies of the undersigned, to attend the Annual Meeting of Stockholders of NVIDIA Corporation, to be held at the Company's Corporate Headquarters, 2701 San Tomas Expressway, Santa Clara, California, on Wednesday, August 15, 2001 at 2:00 p.m. local time and at any adjournment or postponement thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please sign, date and return this proxy in the envelope provided, which requires no postage if mailed in the United States.

                          CONTINUED ON THE OTHER SIDE
             IMPORTANT TO MARK, DATE AND SIGN ON THE REVERSE SIDE

  PLEASE MARK
  /X/ VOTES AS IN THIS EXAMPLE

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                             PROPOSALS 1, 2 AND 3.
                             ---------------------


1.  ELECTION OF DIRECTORS.
    NOMINEES: James C. Gaither, Jen-Hsun Huang and A. Brooke Seawell

          FOR  WITHHELD
          / /    / /

          / /  __________________________________________
          For all nominees except as noted above

2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 shares to 500,000,000 shares.

          FOR  AGAINST  ABSTAIN
          / /    / /      / /


3. To ratify the selection of KPMG LLP as the Company's independent auditors for fiscal 2002.

          FOR  AGAINST  ABSTAIN
          / /    / /      / /


/ / MARK HERE IF YOU PLAN TO ATTEND THE MEETING


/ / MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:____________________________________ Date:________

Signature:____________________________________ Date:________

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on the stock certificate(s) and returned in the enclosed envelope. If shares are held by joint tenants or as community property, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. A corporation is requested to sign its name by its authorized officer, with the office held designated. If a partnership, please sign in partnership name by authorized person.)